Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-277458, 333-270102, 333-263129, 333-251237 and 333-254752 on Form S-8 of our report dated February 27, 2025, relating to the financial statements of PubMatic, Inc. and the effectiveness of PubMatic Inc.’s internal control over financial reporting, appearing in this Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ Deloitte & Touche LLP

San Jose, California
February 27, 2025